                           CASH MANAGEMENT, SECURITY,
                         PLEDGE AND ASSIGNMENT AGREEMENT

          THIS CASH MANAGEMENT, SECURITY, PLEDGE AND ASSIGNMENT AGREEMENT (this "Cash Management Agreement"), dated as of July 1, 1996, among OTC APARTMENTS LIMITED PARTNERSHIP, a limited partnership duly organized and existing under the laws of Florida ("Pledgor"), FEDERAL NATIONAL MORTGAGE ASSOCIATION, a federally-chartered and stockholder-owned corporation organized and existing under the Federal National Mortgage Association Charter Act, 12 U.S.C. Section 1716, et seq. ("Pledgee"), and GMAC COMMERCIAL MORTGAGE CORPORATION, a California corporation ("Servicer").

                                    RECITALS

          WHEREAS, Pledgor and Pledgee are parties to that certain Master Reimbursement Agreement, dated as of July 1, 1996 (such agreement, as the same may be amended, supplemented, or otherwise modified or amended and restated from time to time in accordance with its terms, the "Reimbursement Agreement"), pursuant to which Pledgee has agreed to provide credit enhancement in connection with certain Mortgage Loans made to Borrower by various issuers and financed by certain Related Bonds pursuant to and in accordance with the terms of certain Related Fannie Mae Pass-Through Certificates. Except as otherwise provided herein, initially-capitalized terms shall have the meaning ascribed to such terms in the Reimbursement Agreement;

          WHEREAS, in connection with the Reimbursement Agreement and the Related Fannie Mae Pass-Through Certificates Pledgor has agreed, among other things, to grant Pledgee certain mortgages, deeds to secure debt and deeds of trust liens pursuant to the Reimbursement Mortgages encumbering the Properties and securing, among other things, amounts owed by Pledgor under the Reimbursement Agreement. The Reimbursement Mortgages existing as of the date hereof are described on Schedule 1 attached hereto;

          WHEREAS, in order to induce Pledgee to extend the aforementioned credit enhancement and liquidity accommodations, Pledgor has agreed to pledge and assign to Pledgee the "Collateral" (as defined in SECTION 2 of this Cash Management Agreement) as security for the performance of its obligations under the Reimbursement Agreement and the other Transaction Documents.

     NOW, THEREFORE, in consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:


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     1.   ESTABLISHMENT OF ACCOUNTS AND DELIVERY OF COLLATERAL.

          1.1  ESTABLISHMENT OF ACCOUNTS.

               (i) ESTABLISHMENT OF PLEDGEE ACCOUNTS. On or before August 3, 1996 (the "EFFECTIVE DATE") Pledgor and Servicer shall establish and shall thereafter maintain for the benefit of Pledgee: (a) a deposit account designated the "GMAC Commercial Mortgage Corporation as Agent for Federal National Mortgage Association/OTC - Central Account" or such other designation as may be approved by Pledgee in its discretion (the "CENTRAL ACCOUNT"), with a financial institution acceptable to Fannie Mae in its discretion (the "CENTRAL ACCOUNT DEPOSITORY"); and
          (b) a single deposit account with respect to each Property, designated the "[Name of Property] Property Account" or such other designation as may be approved by Pledgee in its discretion (each such account, individually, a "PROPERTY ACCOUNT" and all such accounts, collectively, the "PROPERTY ACCOUNTS"), with a financial institution acceptable to Fannie Mae in its discretion (each a "PROPERTY ACCOUNT DEPOSITORY", and collectively, the "PROPERTY ACCOUNT DEPOSITORIES". The Property Account Depositories and the Central Account Depository are each referred to herein individually as a "DEPOSITORY" and collectively and the "Depositories". The Central Account together with the Property Accounts are referred to herein, collectively, as the "PLEDGEE ACCOUNTS". Notwithstanding anything herein to the contrary, the Depository's records with respect to each of the Pledgee Accounts shall contain a notation reflecting title in the name of Servicer on behalf of the Pledgee.

               (ii) ESTABLISHMENT OF BORROWER ACCOUNT. Contemporaneously with the establishment of the Central Account, Pledgor shall establish and shall maintain with the Central Account Depository a certain deposit account designated "OTC Apartments Limited Partnership" or such other designation as may be approved by Pledgee in its discretion (the "BORROWER ACCOUNT"; the Pledgee Accounts together with the Borrower Account are referred to herein, collectively, as the "ACCOUNTS"). Notwithstanding anything herein to the contrary, the Borrower Account has been established and at all times shall remain in the name of Pledgor and shall at all times be held under the sole dominion and control of Pledgor.

               (iii) NOTIFICATION OF PLEDGEE. Upon selection of the Depositories and immediately prior to creation of the Accounts, Pledgor and Servicer shall provide Pledgee with written notice specifying the identity of proposed financial institutions, the address and telephone number of the branch at which the related Account will be located, the name of the officer that will be responsible for each such account, the proposed designation and account number of each such account and all other relevant identifying information


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

          with respect to the Depositories and the accounts all of which shall be subject to Pledgee's approval in its discretion. Upon Pledgee's approval of such information Servicer and Pledgor shall complete all steps necessary for the creation of such Accounts and Pledgee shall prepare a Schedule 2 to this Cash Management Agreement which shall (i) include the requisite identifying information with respect to each Property Account, and (ii) be automatically incorporated into this Cash Management Agreement.

          1.2 DELIVERY OF COLLATERAL. Pledgor acknowledges and agrees that the Pledgee Accounts shall be established and shall at all times be maintained in the name of Servicer on behalf of Pledgee and shall be held under the sole dominion and control of Servicer on behalf of Pledgee. Only Pledgee and Servicer acting on behalf of Pledgee shall have the right to make withdrawals from the Pledgee Accounts and to exercise all rights with respect to the funds on deposit therein from time to time. All instruments, if any, representing or evidencing any or all of the Pledgee Accounts shall be delivered to and held by Servicer on behalf of Pledgee and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to Pledgee. In the event any of the Pledgee Accounts is not evidenced by an instrument, Pledgor hereby authorizes and instructs Pledgee to contact the Depository for the purposes of advising the Depository of the existence of the security interest created in such Pledgee Account and the Collateral, as defined in Section 2.1 below, and of requesting that a notation reflecting title in the name of Servicer on behalf of the Pledgee or the security interest of Pledgee in such Pledgee Account and the Collateral be made in the records of the Depository or in such other appropriate records as Pledgee may require, all in form and substance satisfactory to Pledgee. In addition, Pledgee shall have the right at any time to exchange certificates or instruments representing or evidencing Collateral for certificates or instruments of smaller or larger denominations.

          1.3 PROPERTY ACCOUNTS WITH RESPECT TO NEW PROPERTIES. In the event that a New Property (as defined in the Reimbursement Agreement) shall be substituted for an existing Property in accordance with Section 4.2 of the Reimbursement Agreement or added to the Fannie Mae Credit Facility pursuant to Section 4.4 of the Reimbursement Agreement or otherwise, then Pledgor shall: (a) establish for the benefit of Pledgee a new Property Account with respect to such New Property; (b) prepare a revised version of Schedule 2 which shall (i) include the requisite identifying information with respect to such new Property Account, (ii) be submitted to Pledgee for approval by Pledgee in its sole discretion, and (iii) be automatically incorporated into this Cash Management Agreement upon such approval by Pledgee; (c) notify the Depository by delivering a Restricted Account Letter (defined below) to the Depository and delivering a countersigned acknowledgement of such Restricted Account Letter to Pledgee in accordance with section 2.2 hereof; and (d)


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     execute such financing statements as may be required by Pledgee in accordance with section 6 hereof.

          1.4 OPINIONS OF PLEDGOR'S COUNSEL. On or before the Effective Date, to the extent not previously delivered, Pledgor shall deliver or cause to be delivered to Pledgor one or more opinions confirming that upon (a) creation of the Pledgee Accounts in accordance with section 1.1 above, (b) delivery and acknowledgement of the Restricted Account Letters by each Depository in accordance with section 2.2 below and (c) filing of the financing statements in accordance with section 6 below, Pledgee shall have a valid and perfected security interest in each of the Pledgee Accounts under the laws of the state in which each such Pledgee Account is located. Each such opinion shall be in form and substance and delivered by counsel satisfactory to Pledgee in its discretion (a "PERFECTION OPINION"). If Pledgee has not received a Perfection Opinion with respect to any Pledgee Account by the Effective Date, Pledgee is hereby authorized to engage its own counsel to render such opinion and to the extent such determines that additional steps are necessary to create such perfected security interest, Pledgor shall cooperate with Pledgee in all respects necessary to comply with the requirements specified by Pledgee's counsel. In addition, Pledgor will upon demand pay to Pledgee the amount of any and all reasonable expenses, including the reasonable attorneys' fees and expenses of its counsel which Pledgee may incur in connection with obtaining such Perfection Opinion and complying with the requirements specified by Pledgee's counsel for perfection of Pledgee's security interest in the Pledgee Accounts.

     2. PLEDGE AND ASSIGNMENT; NOTIFICATION OF DEPOSITORY.

          2.1 PLEDGE AND ASSIGNMENT. Pledgor and Pledgee intend that (a) Pledgor shall not have any interest in the Central Account, any of the other Pledgee Accounts or any of the other Collateral and (b) the Pledgee Accounts shall at all times be under the sole dominion and control of Servicer on behalf of Pledgee. Notwithstanding the foregoing, to the extent that Pledgor shall have been deemed to have any interest in all or any of the Pledgee Accounts or any other portion of the Collateral, then Pledgor hereby pledges and assigns to Pledgee and grants to Pledgee a lien and security interest in the following (collectively, the "COLLATERAL"):

          (i) each of the Pledgee Accounts and all certificates and instruments, if any, from time to time representing or evidencing all or any of the Pledgee Accounts;

          (ii) all of its right, title and interest in and to all amounts, cash, cash equivalents and funds and all bankers acceptances, bonds, book entry deposits, certificates of deposit, commercial paper, debentures, demand and time deposits, funding agreements, investment contracts, letters of credit and all proceeds from any drawings under any letter of credit,


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

                 money market funds, notes, reinvestment letters, repurchase obligations, securities or other instruments, all bonds, securities and other obligations issued by any government or any political subdivision thereof or any agency or instrumentality thereof, and all other property from time to time on deposit in the Pledgee Accounts or delivered to or otherwise possessed by Pledgee in substitution for or in addition to any or all of the then existing Collateral (collectively, the "DEPOSITED FUNDS");

          (iii) all investments from time to time representing or evidencing the Pledgee Accounts or the Deposited Funds and all certificates and instruments, if any, from time to time representing or evidencing such investments; and

          (iv) to the extent not covered by clauses (i) through (iii) above, all cash and noncash proceeds and products of any of the foregoing, including, without limitation, interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the then existing Collateral.

          2.2 NOTIFICATION OF THE DEPOSITORIES. Prior to the Effective Date Pledgor shall notify each Depository of the grant, pledge and assignment effected by this Cash Management Agreement by executing and delivering an irrevocable Restricted Account Letter in the form of Exhibit A hereto (each a "RESTRICTED ACCOUNT LETTER") to each Depository. Each such Restricted Account Letter shall be countersigned by the respective Depository and returned to Pledgee.

     3. SECURITY FOR OBLIGATIONS. This Cash Management Agreement secures the prompt payment and performance in full when due, whether at stated maturity, by acceleration or otherwise (including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. Section 362(a), or any successor provision thereto), of all Obligations of Pledgor now or hereafter existing.

     4. CASH MANAGEMENT.

          4.1 DEPOSIT OF GROSS CASH FLOW IN THE PROPERTY ACCOUNTS. So long as the Obligations shall remain outstanding, Pledgor shall deposit, or cause its property manager AIMCO Properties, L.P. ("PROPERTY MANAGER") (in the ordinary course of Property Manager's management of the Properties), to collect and to deposit, the Gross Cash Flow (as defined in the Reimbursement Agreement) from each Property into the applicable Property Account by directing the tenants of each Property to make rent payments payable to the applicable Property Account. Any such check or


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

     instrument that is made payable to any person or entity other than the applicable Property Account shall be endorsed by Pledgor for deposit into the applicable Property Account in legally sufficient form to make Servicer, on behalf of Pledgee, a holder in due course thereof by the payee thereof (or, if Pledgor fails to do so, endorsed by Servicer, Servicer being authorized and instructed to do so pursuant to SUBSECTION 4.2). Pledgor agrees, and each agent of Pledgor (including Property Manager) shall be deemed to have agreed, not to commingle any rents received by it with any of its other funds or property and each further agrees (and shall be deemed to have further agreed) to hold all such rents in trust for Pledgee until deposited into the applicable Property Account in accordance herewith. Only amounts permitted or required to be deposited therein pursuant to this section 4 shall be deposited in the Property Accounts, in accordance with the terms of this Cash Management Agreement.

          4.2 PLEDGEE AND SERVICER AUTHORIZED TO ENDORSE CHECKS. Pledgor hereby authorizes Pledgee and Servicer acting on behalf of Pledgee, to receive checks, drafts and other negotiable demand instruments payable to Pledgor or any agent of Pledgor, and authorizes and directs Servicer on behalf of Pledgee, and Servicer acknowledges and agrees, promptly upon receipt of such instrument, to endorse the same for deposit and to effect such deposit into the applicable Property Account. Each check, draft or instrument deposited into the applicable Property Account shall be deemed to have been endorsed by the payee thereof to the order of the applicable Property Account, whether or not such an endorsement is actually placed on such instrument and Servicer on behalf of Pledgee shall have the rights of a holder in due course of such instrument against the payee named thereon and against each party hereto having any right therein or claim thereto, whether or not any disbursement has been made of the funds represented by such instrument. Pledgor agrees to indemnify, defend (with counsel reasonably satisfactory to Pledgee) and hold Pledgee and Servicer harmless from and against any and all claims, actions, liabilities, judgments, costs, expenses (including reasonable attorneys' fees and disbursements) and other charges of whatever kind or character arising out of or relating to the receipt, endorsement or deposit of such checks or instruments as aforesaid.

          4.3 DAILY SWEEP OF THE PROPERTY ACCOUNTS. All funds on deposit in each Property Account shall be automatically transferred through automated clearing house funds by electronic transfer or by federal wire transfer on a daily basis from each Property Account into the Central Account.

          4.4 TRANSFER OF FUNDS FROM THE CENTRAL ACCOUNT. So long as no Event of Default has occurred and is continuing, Pledgee shall instruct the Servicer to cause all funds on deposit in the Central Account to be automatically transferred into the Borrower Account at the end of each Business Day; PROVIDED, HOWEVER, that if prior to an Event of Default, funds are held in the Central Account overnight for any


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

     reason, interest accruing on such funds, if any, shall accrue for the benefit of Pledgor and shall be transferred to the Borrower Account on the next Business Day. Notwithstanding the foregoing, Pledgor shall have no right to withdraw funds from any of the Property Accounts or the Central Account. If an Event of Default occurs, then Pledgee shall, at Pledgee's option, instruct the Servicer to immediately cancel all future transfers of funds from the Central Account to the Borrower Account. If an Event of Default shall have occurred and be continuing, funds on deposit in the Central Account shall be applied by Servicer, at the direction of Pledgee and in Pledgee's option, in accordance with SECTION 13 hereof.

    5. MAINTAINING THE ACCOUNTS. So long as the Obligations (as defined in the Reimbursement Agreement) remain outstanding, Pledgor will maintain each Account with the respective Depository or such other depository as Pledgee shall approve in writing from time to time. The Accounts shall be subject to such applicable laws, and such applicable regulations of the Board of Governors of the Federal Reserve System and of any other appropriate banking or governmental authority, as may now or hereafter be in effect.

    6. FINANCING STATEMENTS. Pledgor shall execute such financing statements as may be required by Pledgee in order to perfect the security interest granted herein in the Collateral pursuant to the Uniform Commercial Code (the "CODE") as adopted in the state in which each Pledgee Account is located.

    7. REPRESENTATIONS AND WARRANTIES. Pledgor represents and warrants to Pledgee and Servicer as follows:

           7.1 Prior to the conveyances effected pursuant to this Cash Management Agreement, Pledgor was the legal and beneficial owner of the Collateral free and clear of any lien, security interest, or other charge or encumbrance except for the security interest created by any other Transaction Documents or this Cash Management Agreement.

           7.2 To the extent that Pledgor shall be deemed to have any interest in all or any of the Pledgee Accounts or any other portion of the Collateral, the pledge and assignment of the Collateral pursuant to this Cash Management Agreement creates a valid and perfected first priority security interest in the Collateral, securing the payment and performance of the Obligations.

     8. FURTHER ASSURANCES. Pledgor agrees that at any time and from time to time, at the expense of Pledgor, Pledgor will promptly execute and deliver to Pledgee all further instruments and documents, and take all further action, that may be necessary or desirable, or that Pledgee or Servicer may request, in order to perfect, continue and protect any security interest granted or purported to be granted hereby or to enable Pledgee to exercise and enforce its rights and remedies hereunder with respect to any Collateral.


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

     9. TRANSFERS AND OTHER LIENS. Pledgor agrees that it will not (a) sell or otherwise dispose of any of the Collateral, or (b) create or permit to exist any lien, security interest, or other charge or encumbrance upon or with respect to any of the Collateral, except for the security interest created pursuant to this Cash Management Agreement or any other Transaction Document.

     10. PLEDGEE APPOINTED ATTORNEY-IN-FACT. Pledgor hereby appoints Pledgee, through any duly authorized officer of Pledgee, as Pledgor's attorney-in-fact, with full authority in the place and stead of Pledgor and in the name of Pledgor or otherwise, from time to time in Pledgee's discretion during the continuance of an Event of Default, to take any action and to execute any instrument which Pledgee may deem necessary or advisable to accomplish the purposes of this Cash Management Agreement, including, without limitation, to receive, indorse and collect all instruments made payable to Pledgor representing any interest payment, dividend, or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same.

     11. PLEDGEE MAY PERFORM. If Pledgor fails to perform any agreement contained herein, then upon the expiration of any applicable cure period therefor, Pledgee or Servicer may itself perform, or cause performance of, such agreement, and the reasonable expenses of Pledgee incurred in connection therewith shall be payable by Pledgor to Pledgee upon demand.

     12. REASONABLE CARE. Pledgee and Servicer shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which Pledgee or Servicer, as applicable, accords similar collateral in its possession. Neither Pledgee nor Servicer shall have any responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not Pledgee or Servicer has or is deemed to have knowledge of such matters, (b) taking any steps to preserve rights against any parties with respect to any Collateral or (c) the collection of any Collateral. Neither Pledgee nor Servicer shall have any obligation or liability (i) to provide an accounting to Pledgor of deposits or payments to the Accounts or any of them, the identity of the tenants or other parties making such deposits or payments or the date on which such deposits or payments were made (it being agreed that Pledgor shall look to the Depositories for such information), or (ii) with respect to correspondence or other information which may be delivered to the Accounts or any of them with any deposit or instrument or otherwise.

     13. REMEDIES UPON DEFAULT. If any Event of Default shall have occurred and be continuing:

          13.1 Pledgee may, without notice to Pledgor except as required by law and at any time or from time to time, charge, set-off and otherwise apply all or any part of the Obligations against the Pledgee Accounts or any part thereof.


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          13.2  Pledgee shall have the right, in its discretion, to transfer to or to register in the name of Pledgee or any of its nominees any or all of the Collateral.

          13.3 In addition to other rights and remedies provided for herein or otherwise available to it, Pledgee may also exercise all the rights and remedies of a secured party on default under the Code in effect at that time with respect to such Collateral, and Pledgee may, without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of Pledgee's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as Pledgee may deem commercially reasonable. Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days' notice to Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Pledgee shall not be obligated to make any sale of the Collateral regardless of notice of sale having been given. Pledgee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

          13.4 All Deposited Funds and all cash proceeds received by Pledgee in respect of any sale of, collection from, or other realization upon all or any part of the Collateral shall be applied by Pledgee to the payment of any outstanding Obligations in such order as Pledgee may elect.

     14. FEES AND EXPENSES. Pledgor will upon demand pay to Pledgee or Servicer, as applicable, the amount of any and all reasonable expenses, including the reasonable attorneys' fees and expenses of its counsel and of any experts and agents, which Pledgee or Servicer may incur in connection with (a) the administration of this Cash Management Agreement, (b) the custody or preservation of, or the sale of, collection of, or other realization upon, any of the Collateral, (c) the exercise or enforcement of any of the rights of Pledgee or Servicer hereunder or (d) the failure by Pledgor to perform or observe any of the provisions hereof.

     15. AMENDMENTS, ETC. No amendment or waiver of any provision of this Cash Management Agreement nor consent to any departure by Pledgor herefrom shall in any event be effective unless the same shall be in writing and signed by Pledgee, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose of which given.

     16. NOTICES. All notices, directions, certificates or other communications hereunder shall be given by certified or registered mail, return receipt requested, or by overnight courier addressed to the appropriate notice address set forth below. Any of the parties hereto may, by such notice described above, designate any further or different address to which subsequent notices, certificates or other communications shall be sent without any requirement of execution of any amendment to this Cash Management


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Agreement. Any such notice, certificate or communication shall be deemed to have been given as of the date of actual delivery or the date of failure to deliver by reason of refusal to accept delivery or changed address of which no notice was given pursuant to this section 16. The notice addresses are as follows:

     (A)  If to Pledgee:

               if by mail or overnight courier:

                    Fannie Mae
                    3900 Wisconsin Avenue, N.W.
                    Washington, D.C 20016
                    Attention: Senior Vice President - Multifamily Activities

               if by messenger:

                    Fannie Mae
                    3939 Wisconsin Avenue, N.W.
                    Washington, D.C 20016
                    Attention: Senior Vice President - Multifamily Activities

               in each case, with copies to:

                    Fannie Mae
                    Southwest Regional Office
                    Two Galleria Tower
                    13455 Noel Road, Suite 600
                    Dallas, Texas 75240-5003
                    Attention: Regional Vice President - Multifamily Activities

               and to:

                    Fannie Mae
                    3900 Wisconsin Avenue, N.W.
                    Washington, D.C. 20016
                    Attention: Multifamily Mortgage Operations - Manager
                               Multifamily Deliveries


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

     (B)  If to Servicer:

               GMAC Commercial Mortgage Corporation
               650 Drescher Road
               Horsham, PA 19044-8015
               Attn: Barry Moore

     (C)  If to Pledgor:

               OTC Apartments Limited Partnership
               1873 South Bellaire Street, 17th Floor
               Denver, CO 80222-4348
               Attention: Vice Chairman

     17. CONTINUING SECURITY INTEREST. This Cash Management Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until the Obligations have been indefeasibly paid in full (the "RELEASE DATE"), (b) be binding upon Pledgor, its successors and assigns, and (c) inure to the benefit of Pledgee and its successors, transferees and assigns. From and after the Release Date, at the request and expense of Pledgor, Pledgee shall cause the remainder of the Collateral, if any, as shall not have been sold or otherwise applied pursuant to the terms hereof, to be returned to Pledgor or to such other person or entities who may be lawfully entitled thereto.

     18. GOVERNING LAW; TERM. This Cash Management Agreement shall be construed and enforced in accordance with, and the rights and remedies of the parties hereto shall be governed by, the laws of the State of Florida without regard to conflicts of law principals except to the extent that Federal laws may prevail, provided however, that matters respecting the creation, continuation, perfection, priority and enforcement of the security interests granted hereunder, shall governed by and construed and enforced in accordance with, the internal law of the state or commonwealth in which the respective Pledgee Accounts are situated without regard to conflicts of laws principles of such state or commonwealth.

     19. SEVERABILITY. In case any provision in or obligation under this Cash Management Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

     20. COUNTERPARTS. To facilitate execution, this Cash Management Agreement may be executed in any number of counterparts. It shall not be necessary that the signatures of, or on behalf of, each party, or that the signatures of all persons required to bind any party, appear on each counterpart, but it shall be sufficient that the signature of, or on behalf of, each party, appear on one or more counterparts. All counterparts shall collectively


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

constitute a single agreement. It shall not be necessary in making proof of this Cash Management Agreement to produce or account for more than a number of counterparts containing the respective signatures of, or on behalf of, all of the parties hereto.

    21. SERVICER'S ROLE ON BEHALF OF PLEDGEE. In all circumstances set forth in this Cash Management Agreement where Pledgee is required to act, Servicer shall be entitled to act on behalf of Pledgee in accordance with Section 5.1 of the Reimbursement Agreement. If the agreement between Pledgee and Servicer with respect to the servicing of the Mortgage Loans (such agreement, including a Fannie Mae guide, if applicable, as it may be amended, restated, supplemented, replaced or otherwise modified from time to time, the "SERVICING AGREEMENT"), is terminated or if Servicer is otherwise replaced by Pledgee pursuant to the terms of the Servicing Agreement, then (a) Servicer's rights and obligations under this Cash Management Agreement shall immediately cease and Servicer shall have no further right to act for or on behalf of Pledgee and (b) each and all of the covenants, terms, provisions and agreements relating to Servicer and contained in this Cash Management Agreement shall be binding upon and inure to the benefit of Pledgee or, if applicable, any new servicer chosen by Pledgee in its sole discretion to succeed to the rights and obligations of Servicer under this Cash Management Agreement.

    22. ASSIGNMENTS; THIRD-PARTY RIGHTS. None of the parties hereto shall assign this Cash Management Agreement, or delegate any obligations hereunder, without the prior written consent of Pledgee. Except as set forth in the immediately preceding sentence, nothing in this Cash Management Agreement shall confer any right upon any other person or other entity other than the parties hereto and their successors and permitted assigns.

    23. CONSENT OF PLEDGEE. If any provision of this Cash Management Agreement provides for the prior approval or consent of Pledgee or any waiver by Pledgee and if a basis for Pledgee granting such approval, consent or waiver is not otherwise stated then it is understood and agreed that such approval or consent will be given by Pledgee in its sole and absolute discretion.

    24. SATISFACTION REQUIREMENT. If any agreement, certificate or other writing, or any action taken or to be taken, is by the terms of this Agreement required to be satisfactory to Pledgee, then, unless otherwise expressly specified herein, the determination of such satisfaction shall be made by Pledgee in its sole and exclusive judgement.

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                                       12

     IN WITNESS WHEREOF, Pledgor, Pledgee and Servicer have caused this Cash Management Agreement to be duly executed and delivered by their respective duly authorized officers as of the date first above written.

                         PLEDGOR:

                         OTC APARTMENTS LIMITED PARTNERSHIP, a Florida limited partnership

                         By: AIMCO/OTC QRS, Inc., a Delaware
                         corporation, its general partner

                              By: /s/ Harry Alcock
                                  --------------------------------
                                  Name:  Harry Alcock
                                  Title: Vice President

                         PLEDGEE:

                         FEDERAL NATIONAL MORTGAGE ASSOCIATION

                         By: /s/ Thomas W. White
                            -------------------------------------
                            Name:  Thomas W. White
                            Title: Senior Vice President

                         SERVICER:

                         GMAC COMMERCIAL MORTGAGE CORPORATION, a
                         California corporation

                         By:/s/ Karen M. Net
                            -------------------------------------
                            Name:  Karen M. Net
                            Title: Senior Vice President


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